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                                                                 EXHIBIT 32.1(1)

         SECTION 1350 CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER

     I, Timothy A. Richardson, the chief executive officer of Micro Linear Corporation (the "Company"), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

     (i) the Annual Report of the Company on Form 10-K for the year ended December 28, 2003 (the "Report"), complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 29, 2004

                                            /s/ Timothy A. Richardson
                                            --------------------------------
                                             Timothy A. Richardson
                                             Chief Executive Officer

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(1) In accordance with Item 601(b)(32)(ii) of Regulation S-K and SEC Release
Nos. 33-8238 and 34-47986, Final Rule: Management's Reports on Internal Control Over Financial Reporting and Certification of Disclosure in Exchange Act Periodic Reports, the certification furnished in this Exhibit 32.1 is deemed to accompany this Form 10-K and will not be deemed "filed" for purpose of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.